Exhibit 10.49

THIRD AMENDMENT TO THE LEASE

DATED JUNE 11, 1998 BY AND BETWEEN

ASSET GROWTH PARTNERS, LTD as LESSOR

and PHARSIGHT CORPORATION as LESSEE

This Third Amendment dated January 31, 2003 shall amend the above referenced agreement, as amended, (the “Lease”) as follows:

1.               As of February 1, 2003 (the “Effective Date”), the Lessee shall receive a monthly credit of Thirty-Three Thousand Seven Hundred Fifty and 00/100 dollars ($33,750.00) through the end of the Lease term, for a total credit of Two Hundred Seventy Thousand and 00/100 dollars ($270,000.00).

2.               Within fifteen (15) days of the Effective Date, the letter of credit security deposit as described in Section 1.9 of the Lease shall be returned to Lessee.  Lessor shall retain the cash security deposit of One Hundred Sixteen Thousand Eight Hundred and 00/100 dollars ($116,800.00).

3.               Lessor shall build out approximately 726 sq. ft. of office space adjacent to Suite 240, for use by Sublessee, Mobilearia, as shown in Exhibit A (the “Sublessee Expansion Space”).  Lessor and Sublessee shall be responsible for any and all costs associated with such build-out.

4.               Lessor shall provide an allowance of $20,228 toward the cost of Lessee’s relocation to the approximate 10,114 sq. ft. designated as the “New Pharsight Suite” on the attached Exhibit A, said allowance to be given as a credit against Lessee’s April 2003 rent.

5.               No later than June 15, 2003, Lessee shall vacate the 16,000 sf in the existing Suite 200 (the “Vacated Premises”) and relocate to the New Pharsight Suite. Lessee shall surrender possession of Suite 200 to Lessor and shall leave all furniture, wiring and racking in place in the existing Suite 200, and title to said furniture, wiring and racking shall transfer to Lessor as of June 15, 2003.  In addition, Lessee shall surrender possession of the furniture, wiring and racking in place in Suite 240.

6.               Upon occupation, the New Pharsight Suite shall be known as Suite 200, and shall be temporarily redefined to be 10,114 rentable square feet.  The actual final rentable square footage shall be confirmed upon completion of final build-out and prior to Lessee’s occupation of the New Pharsight Suite.

7.               Lessor will endeavor to lease the Vacated Premises and any rent received by Lessor from the time of Lessee’s vacation of the Vacated Premises until the expiration of Lessee’s original Lease term on September 26, 2003 shall be shared equally with Lessee, after deducting the amortized cost of tenant improvements and lease commissions from rent.

8.               As of September 25, 2003, the Premises shall be redefined to be Suite 200, consisting of approximately 10,114 sq. ft. as indicated on Exhibit B.

9.               The Lease shall be extended for a period of two years, to expire on September 30, 2005.

10.         Rent for the extended term shall be as follows:

9/25/03 — 9/26/04                                $2.50 sq. ft.

9/26/04 — 9/30/05                                $2.60 sq. ft.

11.         The Base Year during the extended term shall be revised to be 2004, and Lessee’s Share of Operating Expense Increase under Paragraph 1.10 of the Lease shall be revised to be 8.62%.

12.         The parties hereby represent that there are no brokers due a commission in connection with this transaction.  Should either party elect to have representation, then that party shall be responsible for payment of any leasing commissions due.

13.         All other terms and conditions of the Lease shall remain unchanged.

[SIGNATURE PAGE TO FOLLOW.]

LESSOR:		LESSEE:
ASSET GROWTH PARTNERS, LTD.		PHARSIGHT CORPORATION
A California Limited Partnership		a Delaware Corporation

By:	Rees Properties, Inc.
General Partner

/s/ Thomas J. Rees		/s/ Charles Faas
Thomas J. Rees		Charles Faas
President		Vice President, Finance

Date:	February 18, 2003	Date:	March 3, 2003